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                                                                     EXHIBIT 5.1

                               HALE AND DORR LLP
                                www.haledorr.com
                       60 State Street . Boston, MA 02109
                        617-526-6000 . fax 617-526-5000



                                                            October 24, 2000

StorageNetworks, Inc.
100 Fifth Avenue
Waltham, MA 02451

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

          This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 10,350,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of StorageNetworks, Inc., a Delaware corporation (the "Company"), of which (i) up to 6,750,000 Shares (including 1,350,000 Shares issuable upon exercise of an over-allotment option granted by the Company) will be issued and sold by the Company and (ii) the remaining 3,600,000 Shares will be sold by certain stockholders of the Company (the "Selling Stockholders").

          The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and Goldman, Sachs & Co., Chase H&Q, Merrill Lynch & Co., Salomon Smith Barney and Thomas Weisel Partners LLC, as representatives of the several underwriters named in the Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to the Registration Statement.

          We are acting as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon a draft of the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

          In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

          We have assumed that payment of the applicable option exercise price will be duly made for any shares to be issued to the Selling Stockholders upon exercise of options immediately prior to the closing under the Underwriting Agreement.

          We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

          Based upon and subject to the foregoing, we are of the opinion that
(i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are, or will be upon receipt of payment therefore from the Selling Stockholders, validly issued, fully paid and nonassessable.

          It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

          Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                              Very truly yours,

                                              /s/ Hale and Dorr LLP

                                              HALE AND DORR LLP


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